As filed  with  the  Securities  and  Exchange  Commission  on  April  28,  2003
                                                      Registration No. 333-36966

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      POST-EFFECTIVE AMENDMENT NO. 4 TO THE

                        FORM SB-1 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      INNOVATIVE FINANCIAL RESOURCES, INC.
                          (formerly SD Products Corp.)
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


Florida                6159                 522298                  65-0790763
-----------------  -----------------    ----------------------   ---------------
(State or Other    (Primary Standard    (North American          (IRS Employer
Jurisdiction of     Industrial          Industry Classification   Identification
Incorporation or   Classification       System ("NAICS")Number)  ("EIN") Number)
Organization)      ("SIC") Number)

                          101 S. 5th Street -Suite 2400
                           Louisville, Kentucky 40202
                                 (502) 589-1001
   ---------------------------------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

Copy To:
                              Carl N. Duncan, Esq.
                              5718 Tanglewood Drive
                              Bethesda, Maryland 20817
                              (301) 263-0200
                              (301) 263-0300 (Fax)

                              cduncan.counselor@verizon.net

Approximate date of re-commencement of proposed sale to the public: As soon as practicable after renewal of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(C) under the securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[_]

Disclosure of Alternative Used: Alternative 1 [X] Alternative 2 [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               P R O S P E C T U S


                      INNOVATIVE FINANCIAL RESOURCES, INC.
      (A developmental stage company, formerly known as SD Products Corp.)

               101 S. 5th Street -2400, Louisville, Kentucky 40202
                                 (502) 589-1001


       1,000,000 Common Shares of the Company, Offered at $1.00 per share

On July 29, 2003 we closed the primary offering on our $100,000 minimum offering for shares of our common stock pursuant to a prospectus dated and registered on a Form SB-1 as of November 13, 2001. Effective at our July 2002 closing an aggregate 105,000 shares were sold for $105,000. The company is now offering the remaining 895,000 shares at $1.00 per share.

Company Information

<    There is currently no market for our shares.
<    We will  provide  a lending  source  for  financing  and  funding  of lease purchase agreements relating to automobiles and limousines.
<    We intend to seek  quotation  of our  shares on the NASDAQ  Bulletin  Board concurrent with the date of this extended offering period and prospectus.

Terms of this Extended Offering Period

<    The  extended  primary  offering  period will  commence on the date of this prospectus and will be continuous in nature. Unless terminated earlier, the extended offering period is expected to last until February __, 2004 (9 months from the date of this prospectus).
<    During this extended  offering  period,  we will continue to sell shares at
     $1.00per share with the minimum purchase being $500 (500 shares). Since there is no selling commission, all proceeds from the sales will go to us.
<    We are making this offering on a  self-underwritten  basis through our sole principal, Brad L. Curtsinger, without the use of securities brokers.
<    We seek to sell up to an  additional  895,000  shares - - of the  1,000,000 share maximum offering at $1.00 per share, or $895,000, during this extended offering.
<    There is no longer a registered secondary component to this offering.
<    There is no public market for the shares.
<    The offering price has been arbitrarily determined.


        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




                                  May __, 2003

                                Table of Contents


Descriptive Title                                                          Page

PROSPECTUS SUMMARY.............................................................5
SUMMARY FINANCIAL DATA.........................................................8

RISK FACTORS...................................................................8
RELATED PARTY TRANSACTIONS....................................................12
FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT..........................13
USE OF PROCEEDS...............................................................14
CAPITALIZATION................................................................15
DILUTION......................................................................16
THE COMPANY...................................................................17
LITIGATION....................................................................26

SECURITIES OWNERSHIP OF CERTAIN OWNERS
  AND THE PRINCIPAL SHAREHOLDER...............................................26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS...................................................27
ABSENCE OF CURRENT PUBLIC MARKET AND DIVIDEND POLICY..........................33
DESCRIPTION OF CAPITAL STOCK..................................................33
SUBSCRIPTION PROCEDURE........................................................34
ERISA CONSIDERATIONS..........................................................34
LEGAL MATTERS.................................................................34
EXPERTS.......................................................................35
AVAILABLE INFORMATION.........................................................35
APPENDIX I (FINANCIAL STATEMENTS)............................................I-1
APPENDIX II - SUBSCRIPTION AGREEMENT........................................II-1

                               Prospectus Summary

     The following is a summary of the information contained in this prospectus. Before making any investment, you should carefully consider the information under the heading "Risk Factors."


The Company    Innovative Financial  Resources,  Inc., currently a developmental stage company, was incorporated in Florida on October 20, 1997 and had its name changed from SD Products Corp. on August 1, 2002.

               On July 29, 2002, we closed the primary offering on our $100,000 minimum offering for shares of our common stock pursuant to a prospectus dated and registered on a Form SB-1 as of November 13, 2001. Effective at that closing (where an aggregate 105,000 shares were sold pursuant to the prospectus for $105,000), Mr. Mark A. Mintmire (i) resigned as our sole officer and director, appointing Mr. Brad L. Curtsinger in his place and stead, and
               (ii) concurrently sold 1,750,000 of his 2,000,000 shares to Mr. Curtsinger for $200 while retaining his remaining 250,000 shares in the company.

               As a consequence of those events and actions, Mr. Curtsinger assumed control of the company on and after July 29, 2002, becoming its largest shareholder (with an aggregate 1,850,000 shares) and sole officer and director (including Chairman, President and Secretary). Other than effecting a name change as of August 1, 2002 to Innovative Financial Resources, Inc., it is Mr. Curtsinger's intent to substantively carry out the business plan previously disclosed in our prospectus and reports filed pursuant to the Securities Exchange Act of 1934. In that context, we have extended the primary component of our registered offering at $1.00 per share and terminated our secondary component.

               We have had $32,722 in revenues through December 31, 2002. Our assets through that date, aggregate $325,941. Our objective is to become a significant provider of automobile lease financing for credit-impaired car buyers. We are beginning to conduct business initially in Florida and Kentucky and later intend to open up to selected areas nationwide. We intend to, eventually, be able to provide a full spectrum of lease financing services for our clients.

Securities
Offered by
the Company    Maximum amount of shares offered: up to additional 895,000 shares at $1.00 per share, or $895,000. There is no minimum during this up to nine (9) months extended offering period. As a consequence:

    Securities Offered         Securities to be             Securities to be
    In this Minimum/           Outstanding After            Outstanding After
    Maximum Offering           the Offering Assuming       the Offering Assuming
                                 50% Are Sold                  100% Are Sold
                               ---------------------       ---------------------
    1,000,000 (of  which              3,300,000                 3,800,000
    105,000 were sold in
    the Initial Offering
    Period)

Offering
Period(s)and
Summary CONCLUDED PRIMARY OFFERING (Initial): Of the original 1,000,000 shares at $1.00 per share offered, we sold 105,000 shares for $105,000, the closing for which occurred on July 29, 2002. This leaves 895,000 shares available to sell (at $1.00 per share) under our original November 13, 2001 registration statement.

               EXTENDED OFFERING (Continuous): During this up to nine (9) month extended (continuous) offering period, we will continue to sell subscriptions for up to 895,000 (of the 1,000,000 maximum) shares at $1.00 per share unless a market develops for the shares prior to the conclusion of this primary offering. In that unlikely event, the unsold balance of shares relating to this extended offering would be aborted or the prospectus and associated registration statement would be updated as required under pertinent securities law requirements to address an "at the market" offering price.

Proceeds

               Held During this extended primary offering period, subscriptions will be paid directly to us rather than held in an escrow account.

Minimum
Subscription   The minimum purchase during our extended offering continues to be
               $500.

Risks and
Conflicts
of Interest    This  investment  involves  substantial  risks due in part to the costs that we will incur and the highly speculative nature of the automobile leasing business. Risks inherent in investing in our company are discussed under "Risk Factors," including the $1.00 per share price having been determined arbitrarily.

Plan of
Distribution   The shares in this offering are being offered directly by Brad L.
               Curtsinger, our sole principal.


Use of
Proceeds We expect to use the proceeds of this extended primary offering to continue business operations and expand the scope of the business with particular emphasis on enhancing our credit lines. As we raise additional funds during this extended offering period, we intend to be more aggressive in implementing our business plan.


                [Balance of this page intentionally left blank.]

                             Summary Financial Data


     The following is a summary of the financial data contained in this prospectus. This information reflects our operations for the first quarter ended December 31, 2002.

o        Current assets                     $325,941
o        Noncurrent assets                         0
o        Current liabilities                $167,360
o        Gross Revenues                     $ 32,722
o        Gross Profit                       $ 32,722
o        Income from continuing operations  $ 27,762
o        Net Income                         $ 27,762




                                  Risk Factors

     Before making an investment, you should consider carefully the following risk factors.

     We are a relatively new company still developing our operations. Our main efforts thus far have been geared toward raising funds in order to commence business operations. You should, therefore, be aware of the difficulties normally encountered by a new, developing company. The likelihood that we will succeed must be considered in light of the problems, expenses and delays frequently encountered as listed below.


1. Additional Funding Essential to Business Success; Proceeds to Sale of Share May Be Inadequate to Continue Business Operations If we receive significantly less than the additional $895,000, we may not have the funds to continue expanding our operations as planned. Nonetheless we have sufficient capital to continue in business for approximately 18 months from the date of this prospectus. As of December 31, 2002, our total assets were $325,941. In due course, success is dependent upon our obtaining additional financing in order to arrange a large volume of direct automobile lease financing directly to consumers. There is no assurance that we will be able to obtain necessary lines of credit or equity financing from any source. (See "Related Party Transactions" and "Fiduciary Responsibility of Management.")

2. Working Capital May Be Insufficient. We expect to expand through internal growth, possibly by granting franchises and through acquisitions. We also plan to expand our business from our current location and by entry into other markets. Our ability to grow will depend on the availability of working capital to support such growth existing and emerging competition and our ability to maintain sufficient profit margins in the face of an increasingly competitive industry. There can be no assurance that we will be able to create or maintain a market presence.

3. Financing Future Activities May Require Up-Front Money and Could Lead to Long-Term Debt. One of our sources of revenue will be derived from our ability to purchase discounted automobile lease contracts and receivables. The pursuit of our anticipated revenue sources will require a significant amount of up-front money. To secure such revenues, a significant amount of capital must be invested or borrowed and any inability or failure on our part to raise this capital will impair our ability to generate revenues. It may be necessary, for example, to borrow funds to achieve our growth objectives. While we currently have no long-term debt, we cannot guarantee that in pursuing the course of setting up and increasing our business (i.e., acquiring office space, purchasing equipment, etc.), we will not accumulate sufficient debt to decrease our profit margin. If the accumulated debt is substantially more than the revenues we are capable of generating, we will not be able to produce a profit and continue doing business.

4. Monetary Reserve for Any Non-payables Will Reduce the Working Capital. We expect to receive payments on the automobile lease financing receivables on a timely basis. A monetary reserve will be maintained in case payments are not received on a timely basis. To the extent it is necessary to use reserves to repay our loans (in addition to the cessation or deferral of lease payments), we will be deprived of income for operations. This loss of income will have a detrimental impact on operations and result in unexpected losses for us.

5. Self-underwritten Offering Made by Principal Who Has No Relevant Prior Experience. Because there is no firm commitment for the purchase of shares, there can be no assurance that we will sell the intended remaining 895,000 shares ($895,000). No underwriter, placement agent or other person has contracted with us to purchase or sell any of the shares offered. Accordingly, no commitment exists by anyone to purchase any shares and, consequently, we can give no assurance that any of the shares will be sold. In fact, the risk is greater in this case since Mr. Curtsinger has not previously conducted a self-underwritten offering (meaning without the use of broker-dealers).

6. Complete Reliance on Two Key Personnel with Little or No Experience in the Automobile Leasing Business. Our business is dependent upon two individuals: Brad L. Curtsinger, our sole director and executive officer, and Charles Adams, our key consultant. Since Mr. Curtsinger has no experience in the automobile leasing business, our success is greatly dependent upon the expertise of Mr. Adams who, in turn, has only approximately six years of relevant experience. At present, it is estimated that the time devoted by each individual to manage the day-to-day affairs of the business will be approximately five to ten hours per week. This time commitment is expected to increase at such time as we obtain sufficient funding with which to begin the search for leases to finance. Similarly, future members of management may have professional responsibilities to other entities. The departure or disabling of either of these individuals could have a material adverse effect on our performance. Our success also depends on our ability to attract, retain and motivate qualified personnel.


7. Conflicts of Interest from Principals Being Involved in Competing Business Activities. While subject to fiduciary obligations, our executive officer and director as well as our key consultant may have conflicts of interest in the future to the extent that these individuals are involved in the management of any company that transacts business or competes directly with us. For example, Mr. Adams is the president and manager of his own lease finance company. As a result, business which might have gone to us may go to Mr. Adams. Mr. Adams will divide his time and effort between our company, his existing leasing business and his other business obligations. Any time and effort he spends developing his own business endeavors will result in less business for us. Under these circumstances, we would earn less revenue and our ability to compete would be diminished.

8. Arbitrary Offering Price Is in Excess of the Net Tangible Book Value. Our common stock price per share in this offering has been arbitrarily determined by Mr. Curtsinger, currently acting as a one-man board of directors, and bears no relationship to our assets, book value or net worth. Our offering price per share is substantially in excess of our net tangible book value as a "start-up" company.


9. Absence of Public Market for Shares Will Adversely Affect the Market Price and Liquidity of the Shares. There is no public market for our shares of common stock. There can be no assurance that one will develop or, if a market for these shares develops, it will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the shares may be adversely affected. Consequently, if you choose to purchase shares as a result of this offering, you may not be able to re-sell your shares in the event of an emergency or for any other reason. Also, the shares may not be readily accepted as collateral for a loan. Accordingly, you should consider the purchase of shares only as a long-term investment.

10. Shares Will Be "Penny Stock" If a Secondary Market Develops. In the event a secondary trading market develops for our shares, the common stock is expected to come within the meaning of the term "penny stock." It will, therefore, be less likely that brokers will sell the shares due to the difficulty imposed by the penny stock regulations in selling the stock. As long as our common stock is considered penny stock, the regulations can be expected to have an adverse effect on the liquidity of any common stock that may develop in the secondary market.

11. Limited Client Base and Funds to Attract Clients. While we intend to engage in the automobile lease finance industry, we currently have only one client and there can be no assurance that we will be successful in obtaining clients by marketing in Palm Beach and Broward Counties (Florida) and the Louisville, Kentucky area as planned. We also intend to extend high-risk, high-return, short-term loans to companies, of which we have extended to several companies, which have been repaid. Further, the funding currently available to us will only permit us to conduct business for approximately 18 months. (See "The Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations.")

12. Competition May Be Too Strong. The market for financing "credit-impaired" and "sub-prime" car buyers is highly competitive. Our competitors include local, regional and national automobile dealers, used car finance companies and other sources of financing for automobile purchases, many of which are larger and have greater financial and marketing resources than we do. Accordingly, we may be unable to attract enough clients to be successful.

13. Broad Management Discretion Could Have an Adverse Effect on Company Growth. The amounts discussed in the "Use of Proceeds" section indicates the proposed use of proceeds from this offering. However, management may choose to use these funds in ways that vary from the usage stated in this prospectus without consent from the investors. These decisions could have an adverse effect on the profitability of our company.

14. Success Requires That We Be Able to Sell Acquired Receivables in the Secondary Market. We intend to bundle together a number of automobile lease financing receivables for the purpose of re-selling them in public and secondary market offerings to institutional investors and individuals. This reselling, if achieved, will provide us with additional working capital. There is no assurance, however, that we will be successful in trying to re-sell these "bundled" securities in the secondary market.

15. Governmental Regulations Could Hinder Our Ability to Produce a Profit. Federal, state and local regulation and supervision requires us to limit interest rates, fees and other charges related to finance contracts. The interest rates and fees we charge may, in the future, may be lower than those we currently charge. If this instance occurs, our financial condition, results of operations or cash flows may be adversely affected.

16. High Interest Rates Could Have An Adverse Affect on Us. The revenues we generate will result from paying a low interest rate on the money we borrow to buy contracts while charging a higher interest rate on the contract itself. While the finance contracts that we will service would bear interest at fixed rates, our indebtedness would generally bear interest at floating rates. In the event our interest expense increases, we would seek to compensate for these increases by raising the interest rates on new finance contracts. To the extent we are unable to do so because of legal limitations or otherwise, the net margins on our finance contracts would decrease, thereby adversely affecting our financial condition.

17. Business Cycle Exposure Will Hinder the Number of Clients Available. We expect to experience higher revenues in our first and second quarters because of an observed correlation between federal income tax refunds and their use as down-payments on the purchase of new and used automobiles. In addition, we expect to experience lower revenues in the third and fourth quarters due to lower overall economic activity. Moreover, the automobile industry historically experiences cyclical growth that follows general economic cycles. In addition, the automobile industry is greatly influenced by consumer confidence, employment rates, general economic conditions, interest rates, levels of personal discretionary spending and credit availability. There can be no assurance that the automobile industry will not experience protracted periods of decline in sales in the future which could have an adverse negative impact on our financial condition and results of operations.

18.  Operational  Costs May Be  Unforeseen or Have Been  Incorrectly  Estimated.
     There can be no assurance that we have correctly estimated the costs for establishing a client base or for obtaining a substantial volume of direct automobile lease financing directly with consumers. We may expend significantly more funds than anticipated without expanding the business. In such an event, we would not be able to continue operations, as projected, and would have to close the business.


19. No Current Plans to Pay Dividends. Each share is entitled to dividends if and when the Board of Directors decides to distribute dividends. It is not, however, currently within our plans to pay dividends, either now or for the foreseeable future. We may be restricted from paying dividends to our shareholders under future credit or other financing agreements. The amount and frequency of dividends distributed to shareholders is solely within the discretion of our management, currently only Mr. Curtsinger. At present, we will retain any earnings for the operation and expansion of the business. Moreover, no assurance can be given that our services and products will be accepted in the marketplace or that there will be sufficient revenue generated for us to be profitable.


                           Related-Party Transactions

     Prospective investors should consider the following inherent or potential conflicts of interests before subscribing for shares:

Existing Ownership of Shares by Certain Shareholders



Owner                          Date Issued   No. of Shares   Notes

------------------------------ ----------- --------------- ---------------------

Brad L. Curtsinger,            7/20/02     1,850,000
Sole Officer and Director
------------------------------ ----------- --------------- ---------------------

Charles Adams,                 10/20/97    100,000         Issued for services
Key Consultant                                             (valued at $10)
                                                           performed in setting
                                                           up our company.
------------------------------ ----------- --------------- ---------------------

     We have no plans to issue any additional securities to management, promoters, affiliates or associates at the present time. If the Board of Directors adopts an employee stock option or pension plan, we may issue additional shares according to the terms of any plan then in existence.

Business with Affiliates of the Company

     We have only done business with affiliates at the prices and on terms comparable to those of non-affiliates. The Board of Directors must approve any related party contract or transaction. Mr. Adams, who is not presently a director, has agreed to abstain from voting on any related party contract or transaction involving his existing business in the event that he is elected to serve as a director in the future.

     We do not intend to use the proceeds from this offering to make payments to any promoters, management (except as salaries, benefits and out of pocket expenses) or any of their affiliates. We have no present intention of acquiring any assets by any promoter, management or their affiliates or associates. In addition, we have no current plans to acquire or merge with any business in which our promoters, management or their respective affiliates have an ownership interest. Existing conflict of interest provisions are set forth in the Amended Articles of Incorporation for our company. Although there is no present potential for a related party transaction, in the event that any payments are to be made to promoters and management, this information will be disclosed to our shareholders.

     There are no arrangements or agreements between non-management shareholders
and  management  under  which   non-management   shareholders  may  directly  or
indirectly participate in or influence company affairs.

              Fiduciary Responsibility of the Company's Management

     Our counsel has advised us that we have a fiduciary responsibility for the safekeeping and use of all company assets. Management is accountable to each shareholder and required to exercise good faith and integrity with respect to its affairs. (For example, management cannot commingle our property with the property of any other person, including that of any current or future member of management.)

     The SEC has stated that, to the extent any exculpatory or indemnification provision includes indemnification for liabilities arising under the Securities Act of 1933, it is the opinion of the SEC that this indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who believe that our management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at that time.

     According to federal and state statutes, including the Florida General Corporation Law, shareholders in a corporation have the right to bring class action suits in federal court to enforce their rights under federal securities laws. Shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover any such losses from a corporation's management where the losses result from a violation of SEC rules. It should be noted, however, that it would be difficult to establish a basis for liability that we have not met these SEC standards. This is due to the broad discretion given the directors and officers of a corporation to act in its best interest.

                                 Use of Proceeds

     Net proceeds from the sale of the shares of our common stock are estimated to be $882,500 if the remaining 895,000 ($895,000) shares being sold in this extended primary offering and $87,500 if only an additional 100,000 shares ($100,000) are sold.


     The additional proceeds from this extended primary offering will be used to finance the expansion of our activities as well as for general business purposes. In the event only nominal additional sales are made, we will concentrate our efforts primarily on expanding our lines of credit and providing collateral for leased automobile and limousine financing.


     In the event that significant additional shares (up to 895,000) are sold, we intend to also develop additional operations, personnel and projects. None of the estimates include income from revenue. We anticipate receiving income from our day-to-day operations, but there can be no assurance that this income will be enough to generate a positive cash flow before the sales from this extended primary offering are expended.





                                          Gross Proceeds (1)(2)(3)
---------------------- ------------------------------------------------------------------
                                   $500,000                         $1,000,000
----------------------  ------------------------------- ---------------------------------
                        Dollar Amount                   Dollar Amount
                                          Percentage                       Percentage
----------------------  --------------- --------------- --------------- -----------------

Gross Proceeds                $500,000     100.00%          $1,000,000      100.00%
----------------------  --------------- --------------- --------------- -----------------

Offering Expenses              $12,500        2.50%            $12,500        1.30%
----------------------  --------------- --------------- --------------- -----------------

Net Proceeds                  $487,500      97.50%            $987,500       98.70%
----------------------  --------------- --------------- --------------- -----------------

Financing and Funding          396,500       79.30%            867,500       86.75%
----------------------  --------------- --------------- --------------- -----------------

Salaries                        66,000       13.20%             75,000        7.50%
----------------------  --------------- --------------- --------------- -----------------

Working Capital                 25,000        5.00%             45,000        4.50%
----------------------  --------------- --------------- --------------- -----------------

Net Proceeds                  $500,000     100.00%          $1,000,000      100.00%
----------------------  --------------- --------------- --------------- -----------------

* Including 105,000 shares sold on the Initial Offering Period.

--------------------

(1) During the Initial Offering Period, 105,000 shares were sold at $1.00 per share. Accordingly the company is now offering at $1.00 per share 895,000 shares of this 1,000,000 share maximum offering.

(2) In order to begin our operations, we incurred costs for equipment, printing and related expenditures which were paid by Mark A. Mintmire, former sole officer, director and principal. We do not intend to reimburse Mr. Mintmire for these costs.

(3) We reserve the right to change the use of proceeds depending on unforeseen circumstances at the time of this extended offering. The intent is to implement our business plan to the fullest extent possible with funds raised in this primary offering.


                                 Capitalization


     The following table shows our capitalization as of December 31, 2002 and the pro forma capitalization on the same date. This information reflects the sale of the 105,000 shares offered during this primary offering for estimated net proceeds of $0.65 per share. This information also indicates the sale of 1,000,000 aggregate shares offered for estimated net proceeds of $0.97 per share.



                                                                           As Adjusted
                                                                ---------------------------------
                                                                  Actual      50%         Maximum
   -----------------------------------------------------------  ----------- ---------- -------------

Shareholders' equity

Common stock,  $.0001 par value;  50,000,000  Shares
authorized; 2,905,000 Shares issued and outstanding; 3,300,000
(50%) and 3,800,000  (Maximum)  Shares to be  issued  and
outstanding,  as adjusted                                           $291        $330          $380
   ----------------------------------------------------------- ----------- ---------- -------------
   Additional Paid-in capital                                    127,920     610,380     1,010,420
   ----------------------------------------------------------- ----------- ---------- -------------
   Retained Earnings                                              24,820      24,820        24,820
   ----------------------------------------------------------- ----------- ---------- -------------
   Total Shareholders' equity and total capitalization          $153,031    $635,530    $1,035,620
   ----------------------------------------------------------- ----------- ---------- -------------

                                    Dilution

         The following table shows the percentage of equity the investors in this offering will own, as a result of this primary offering, compared to (i) the percentage of equity owned by the present shareholders and (ii) the comparative amounts paid for the shares by the investors as compared to the total consideration paid by our present shareholders.



                      Dilution for Additional 50% Offering

Initial public offering price per share                         $1.00   (100.0%)

     Net tangible book value per share before offering           0.053     5.3%
     Increase per share attributable to new shareholders         0.14      (14%)

Pro forma net tangible book value per share after offering     $0.193    (19.4%)
                                                              -------
Total dilution per share to new shareholders
                                                               $0.807    (80.6%)
                                                              =======



                     Shares Purchased         Total Consideration
---------------- ------------------------- ----------------------- --------------------
                                                                      Average Price
                    Number       Percent      Amount     Percent        Per Share
---------------- ------------- ----------- ----------- ----------- --------------------

Existing Shares   2,800,000*      84.8%      $ 23,211      4.44%        $0.008
---------------- ------------- ----------- ----------- ----------- --------------------

New Shares           500,000      15.2        500,000     95.56          1.00
---------------- ------------- ----------- ----------- ----------- --------------------

Total              3,300,000     100.00%     $523,211    100.00%        $0.159
---------------- ------------- ----------- ----------- ----------- --------------------

                          Dilution for Maximum Offering

Initial public offering price per Share                          $1.00  (100.0%)


     Net tangible book value per Share before offering           $0.053  (5.3%)
     Increase per Share attributable to new Shareholders         $0.22    (22%)

Pro forma net tangible book value per Share after offering       $0.273  (27.3%)
                                                                 ------
Total dilution per Share to new Shareholders                     $0.727  (72.7%)
                                                                 ======




                     Shares Purchased       Total Consideration
---------------- ------------ ---------- ------------ ------------- -------------------
                                                                      Average Price
                    Number      Percent      Amount      Percent         Per Share
---------------- ------------ ---------- ------------ ------------- -------------------
Existing Shares   2,800,000*     73.7%       $238,211       12.5%          $0.008
---------------- ------------ ---------- ------------ ------------- -------------------

New Shares        1,000,000      26.3       1,000,000       97.73           1.00
---------------- ------------ ---------- ------------ ------------- -------------------

Total             3,800,000     100.00%    $1,023,211     100.00%          $0.269
---------------- ------------ ---------- ------------ ------------- -------------------

                                   The Company
Introduction

     Innovative Financial Resources, Inc. was organized under the laws of Florida on October 20, 1997 by Mr. Mark A. Mintmire, our former sole executive officer and director. The purpose of the business was (and continues to be) to provide a lending source for the purchase of leased automobiles, including limousines. Currently a developmental stage company, we plan to conduct business initially in Florida and Kentucky later opening up to selected areas nationwide. Eventually, we intend to be able to provide a full spectrum of lease financing services such as direct leasing, providing insurance and maintenance and repair work for our clients.

Business Objective

     Our objective is to become a significant provider of automobile lease financing for the sub-prime and credit- impaired car buyer. This market is comprised of those car buyers with credit risks that would not be acceptable to major lenders such as General Motors Credit Corporation or Ford Motor Credit Corporation.


     Our services initially are being offered in Palm Beach and Broward Counties, Florida; expanding to Louisville, Kentucky; then will be offered in adjacent counties respectively in south Florida and Louisville, Kentucky; and eventually are throughout Florida, Kentucky and selected areas nationwide. To achieve this objective, we intend to provide a comprehensive package of automobile lease financing programs to both dealerships and individuals, focusing initially on Palm Beach and Broward Counties as well as the Louisville, Kentucky area which have high growth opportunities.


The Initial Phase of Operations


     This phase will consist of development of clientele for the financing of leased automobile and limousines and certain high-risk, high-return, short-term loans to companies in Palm Beach and Broward Counties, Florida. Once funded, this phase is expected to take about six months. We believe this offering will include enough funding to generate cash flow to fund those operations.

     If we are able to generate enough proceeds during this extended offering, we plan to open one additional office in Florida each quarter until we have four operating offices. The third office will be located in Martin County since that is immediately adjacent to Palm Beach. We will open the fourth office in Dade County. Mr. Adams will manage these operations. Management plans to closely monitor company operations for approximately one year. If each of the operations is capable of sustaining itself, we intend to seek additional financing through the offering of additional equity securities, conventional bank financing, small business administration financing, venture capital and/or the private placement of corporate debt.


Intermediary Stage of  Operations

     The intermediary stage of operations will require additional funding to open new locations. We will finance this phase from funds raised in excess of the minimum in this offering and any income from operations. This phase is expected to begin immediately after the initial phase.

     We intend to open the first office outside of Florida in Louisville, Kentucky. Mr. Curtsinger already has business activities in that area and is familiar with the business environment there. Mr. Curtsinger will supervise the Louisville operation and generally oversee the Florida operation.

     We believe that the additional funding from this offering should be sufficient to cover these increased costs for approximately eighteen (18) months. These funds will be used to open a third and fourth Louisville office during the next two quarters, then expand into Martin County and Indian River County. It is also our intention to increase advertising and promotional costs and add a regional manager to oversee these additional operations. In addition, to be competitive with other automobile lease finance companies, we believe we must implement an employee benefit program. We believe that this expansion could achieve similar economies on the same scale as those anticipated by the Palm Beach, Broward and Dade Counties expansion.


     Our primary revenues during this stage will come from our ability to purchase discounted automobile lease contracts and receivables from car dealers, bundle these contracts and receivables and sell these pools of securities in the secondary market. Pursuing these revenue sources require a significant amount of up-front money. It is likely that it we will expend a great deal of time, money and resources before we can purchase and bundle a pool of securities. We will expend additional, perhaps even greater time and resources in finding a suitable buyer for such a bundle.

     Our secondary revenue source will come from the interest charged to purchasers we finance directly. However, we will need to establish a significant client base in order for this endeavor to prove lucrative. We intend to bundle the automobile lease financing receivables we acquire into pools of securities for the purpose of offering such pools for sale in the secondary market via a public and/or private offering or through the sale to an institution or individual buyer. This re-selling of receivables will enable us to reuse the cash which we will re-commit to the purchase additional automobile leases and contracts or to use to finance sub-prime and credit-impaired clients on an individual basis.


Possible Future Expansion

     In the event we are successful in securing the additional financing for long term expansion, we eventually intend to expand operations to encompass the entire United States. When we expand our automobile lease finance market outside of Florida, we will be required to comply with applicable usury and related consumer fraud regulations in each additional state. Moreover, any such expansion would require more funding than contemplated in this offering.

     We expect to increase market penetration principally through internal expansion and possibly through selected acquisitions. These acquisitions could include both new and used car dealerships, finance companies or by acquisition of unrelated companies which engage in a related services such as industrial equipment financing, aircraft lease financing and aircraft equipment financing. We believe that, in the current market, expansion into markets beyond the state of Florida and, in due course, Kentucky could be especially attractive if the internal structuring of a successful operation in Florida can be replicated in other selected geographic areas with high growth opportunities.

     However, such expansion presents certain challenges and risks. There is no assurance that, even if we are successful in establishing a presence in our targeted markets, we will be able to profitably penetrate these markets. If acquisition candidates are subject to public reporting requirements, the pool of potential acquisitions or merger candidates is reduced since these transactions require that certified financials be provided for the acquiring, acquired or merging candidate within a specified period of time. That is why we intend to expand through internal operations through the short and intermediary term. If we do seek acquisitions or mergers, we will limit the search to companies which either already have certified financial statements or companies whose operations lend themselves to an audit within the required time.

     While unlikely, in order to aid our ability to expand, we may seek a reverse merger with a larger, public company. We have no present intention to seek such a merger. If an appropriate vehicle were to become known, we would consider such a merger.

     If sufficient capital is acquired, we may begin seeking acquisitions of independently owned and operated automobile lease finance businesses within two years. These franchises will decrease our day-to-day operating costs by assuming the responsibility for their own operations while paying us royalties. In addition, the more franchises offices we acquire, the more readily recognizable our brand name becomes in the marketplace by consumers.


Risks Associated with Expansion

     The potential investor should be aware that we may incur large liabilities which would increase as our geographic coverage expands. Further, we believe this expansion would, in due course, place us in a position to be a major force in Florida and Kentucky in funding higher risk automobile and limousine leases. If this expansion is implemented, Messrs. Adams and Curtsinger believe they will be able to oversee the operation with the addition of the contemplated regional manager.

Marketing Plans

     We intend to employ a multi-pronged marketing approach. This approach consists of direct sales and forging strategic alliances. This dual-channeled approach should allow us to quickly access large pools of automobile lease finance receivables, develop regional awareness and ultimately become a market leader.

<    Direct Sales

     Our initial marketing efforts will be in the area of direct sales to automobile purchasers. We believe Mr. Adams will be able to secure our client base. However, we expect to employ qualified sales personnel to establish new customer accounts. We will present quality presentations and follow-up with the clients to ensure a higher retention rate. By employing our own sales personnel, we will be able to penetrate additional markets at a minimal cost since sales associates receive compensation in the form of commissions based on the client's contracting our programs. Management is currently unable to forecast the acceptance of our lease finance programs or the expenses of doing business in this manner; however, we intend to market our programs competitively in our identified target markets.

     Assuming the availability of adequate funding, we intend to stay abreast of changes in the marketplace by ensuring that we remain in the field where clients and competitors can be observed firsthand. We believe that the loyalty of these clients can be maintained through a continuous presence, relationship building and professional service.

     We will attempt to maintain diversity within our client base in order to decrease our exposure to downturns or volatility in any particular industry. As part of this client selection strategy, we will offer services to clients which have a reputation for reputable dealings and a reliable and broad inventory base. We will eliminate clients that we believe present a higher risk of product mechanical failure and very poor sub-prime and "impaired credit" purchaser profiles. Where feasible, we will evaluate each client's portfolio of automobile lease finance receivables for creditworthiness, product grade and loan failure history.

<    Strategic Alliances

     We intend to form strategic alliances with automobile and limousine sales companies, to provide us with an easy, cost-effective, "in-house" alternative to seeking buyers directly. In this system of marketing, we would make our programs available to selected automobile and limousine dealerships. The dealership then behaves much like a franchise in that, for little cost, the dealer`s agents sell our programs for us in order to provide financing for their sub-prime credit automobile purchasers.

Expenditures

     Our primary direct costs will be as follows:

<    Salaries to Mr. Adams and Mr. Curtsinger (payroll cost, actual or deferred)
<    Marketing and sales related costs
<    Employment related taxes
<    Health benefits

Facilities


     We currently own no property. We maintain our present office, rent free, at facilities provided by Mr. Curtsinger, our sole principal. We anticipate continued use of this office on a rent-free basis for the foreseeable future. This arrangement will meet our needs while we are in the initial expansion stage. Assuming we obtain the necessary additional financing, we believe we would be able to locate adequate commercial facilities at reasonable rental rates respectively in Palm Beach County and/or Louisville, Kentucky suitable for our future needs.

Debt Financing

     We have not yet sought any debt financing since we do not believe we would qualify for such a loan until we have completed at least two years of profitable operations. Once we have met this criteria, we intend to seek out funds from licensed venture capital firms. Since we will not seek financing until we have several locations operating successfully, we believe we will be in a better position to negotiate appropriate placement and repayment terms for these loans. However, in the event we do receive financing but default in payments, the financing would result in foreclosure upon our assets to the detriment of the shareholders.

Reporting

     As a reporting company, we are required to file quarterly unaudited financial reports on Form 10-QSB and annual audited financial reports on Form 10-KSB. In addition, we would be required to file on Form 8-K under certain specified conditions or those deemed material in character.

Industry Regulation

     We are not subject to industry specific regulation. However, we are subject to usury and other standards relating to permitted maximum rates of interest and related consumer fraud regulations.


Current Employees and Proposed Staffing

<    Currently Minimal Employees; No Monetary Compensation

     As of December 31, 2002, Mr. Curtsinger was our only part-time employee. In addition, Mr. Curtsinger (sole executive officer and director) and Mr. Charles Adams ( key consultant) have served in those positions without compensation from inception to the present. If we sell the maximum shares offered, it is anticipated that these individuals will receive reasonable salaries for services as executive officers. Mr. Adams has been compensated, in the form of company common stock, for specialized services, including the preparation of our business plan and the performance of consulting services.

<    Management

     The following table reflects the name, address, age and position of the executive officer and director. For additional information, see the biographical information which follows:

Name                     Address                          Position
----------------------   -----------------------------    ---------------------
Brad L. Curtsinger (1)   101 S. 5th Street -Suite 2400    President, Secretary,
                         Louisville, Kentucky 40202       Chief Executive
                                                          Officer and Director

Charles Adams (2)        219 Almeria Road                 Consultant(1) (2)
                         West Palm Beach, Florida 33405
---------------------------

(1) Mr. Curtsinger may be deemed to be our sole "promoter" and "parent" of as those terms are defined by the Securities Act.
(2) Mr. Adams acts as our key consultant but should not be deemed a "promoter" or "parent" of the company.

     All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. Aside from employing Mr. Curtsinger as officer/director and Mr. Adams as key consultant, there are no other individuals whose activities will be material to our operations at this time.

<    Sole Officer and Director

     Brad L. Curtsinger. Mr. Curtsinger, born 1969, has served as the sole executive President, Treasurer and Director of the company since July 29, 2002. As such, he acts as the CEO, CFO and principal accounting officer. Mr. Curtsinger is a graduate of the University of Louisville and holds a Bachelor of Arts in Art with emphasis on ceramics. An accomplished potter and artist, he studied under the late Tom Marsh and finished his degree under the guidance of Ginny Marsh. Mr. Curtsinger has continued his art training through countless workshops with such masters as Marie Woo, John Leach and Don Reitz. He has had numerous one-man shows, including a solo exhibition at the Yellow House Gallery in Ft. Worth, Texas. His work can be found at local and national galleries, including the Kentucky Arts and Crafts Foundation. His work over the past several years has been a result of extensive exploration with wood firing. Mr. Curtsinger is also an owner of Stray Dog Pottery, Inc. When not involved in pottery or other art projects, he has been an employee of Ford Motor Company in Louisville, for the past nine years. Prior to his years at Ford, Mr. Curtsinger was the studio assistant for potters Tom and Ginny Marsh. He has also worked in the restaurant and construction business.

<    Key Consultant

     Mr. Charles Adams. Mr. Adams has served as our key consultant since its inception. Mr. Adams specializes in financing equipment which is placed with end users. Since October 1997, he has engaged in private business ventures, mostly in the area of finance. Through his company, Adams Inc., which was formed in October 1997, he is currently providing consulting services and commercial equipment leasing. Mr. Adams also arranges the operating leases for rolling stock (cars, buses, trucks and construction equipment) and large commercial marine end users (boats for ferries, cruise lines and commercial fisheries). He has independently engaged in commercial leasing of limousines and limousine fleets.

     From October 1997 until August 2002, Mr. Adams was employed by Carcorp, Inc. which is one of only two lenders who provide commercial paper for Bombardier, Inc., under operating leases for Lear jets and other major aviation equipment. Mr. Adams was the Director of Finance of Carcorp, Inc. and supervised a staff of eight (8). In this capacity, Mr. Adams arranged the operating leases for rolling stock, large commercial equipment, aviation and commercial marine end users. From 1995 through October 1997, Mr. Adams was independently engaged in commercial leasing of limousines and limousine fleets. From 1996 through October 1997, he also was employed by Ed Morse Cadillac as the Fleet Manager for its Jeep operations. From 1993 through 1995, Mr. Adams was employed by Palm Beach Lincoln Mercury in sales. Prior to relocating to Florida, from 1991 through 1993 Mr. Adams was employed by Alpha Zeta Trust in California, where he was responsible for the acquisition of commercial real estate, including negotiations of sale and arrangement of bridge financing. During Mr. Adams' employment, Alpha Zeta Trust acquired two large loan pools from Resolution Trust Corporation. The profitable part of these pools were sold at a substantial profit, while the non-performing loans were foreclosed. From 1988 through 1991, Mr. Adams independently engaged in the acquisition of real estate. During the same period, he was employed by Ogner Motors, a Porsche, Audi and Ferrari authorized dealer in Woodland Hills, California as a salesman. In this capacity, Mr. Adams was responsible for all aspects of automobile acquisition, including arranging the purchase financing. Mr. Adams attended Los Angeles Valley College for two (2) years and took marketing and sales extension courses at the University of California at Los Angeles.

     At present, we believe Mr. Adams' expertise is sufficient to meet our needs. It is anticipated, however that we will need to employ a manager, additional clerical support and an accountant. Mr. Adams will begin by finding clients and advising Mr. Curtsinger in the operation of the lease financing. Mr. Adams will visit clients and prospective clients on a regular schedule to foster strong business relationships.

<    Proposed Additional Personnel

     It is expected that additional personnel will be employed to assist in operations and financial management. We have also identified several people that are candidates for key positions within the organization. We have discussed opportunities with some of these individuals and intend to actively recruit them upon achieving adequate funding. We recognize that their expertise and experience is essential to the success of our business. In addition, we intend to also continue to expand our business and finance advisors.

     It is generally anticipated that any future employees will devote full time to the company. The Board of Directors may then, in its discretion, approve the payment of cash or non-cash compensation to these employees for their services.

<    Remuneration and Employment Contracts

     At inception, 2,000,000 and 100,000 shares of common stock were issued to both Mr. Mark A Mintmire (our former sole principal) and Mr. Charles Adams in exchange for their respective contemplated future services to the company.

     Except for this described compensation, it is not anticipated that any executive officer will receive any cash or non-cash compensation for his or her services. When we begin operations, it is expected that the Board of Directors will approve the payment of salaries in a reasonable amount to each of our officers for their services.

     Although there are no employment agreements in place, Mr. Curtsinger will be paid compensation at the annual rate of $50,000 beginning in October 2003. If only the minimum amount of shares is sold and no other funds are available, both Mr. Curtsinger's salary and Mr. Adams' consulting services compensation will be $30,000, also beginning in October 2003. The balance will be deferred for each individual until cash flow is available to adequately pay the larger amount.

<    Compensation of Directors

     Until we have $1,000,000 in lease receivables, no member(s) of the Board of Directors will be paid separately for their services. Directors' out-of-pocket expenses will be reimbursed upon presentation of appropriate documentation.

<    Employee Benefits

     We do not provide officers with pension, stock appreciation rights, long-term incentive or other plans but have the intention of implementing such plans in the future.

     We intend to implement a restricted employee stock option plan. Under this plan, the Board of Directors could grant employees, directors and certain advisors options to purchase shares at exercise prices of at least 85% of the then current market price. Income from any such options is not expected to be tax deferrable. As of the date of this prospectus, the plan has not been defined and no options have been granted but it is anticipated that 500,000 Shares will be reserved.

     We intend to adopt an employee bonus program to provide incentive to our employees. This plan would pay bonuses in cash or stock to employees based upon our pre-tax or after-tax profit for a particular period. We also intend to adopt a retirement plan, such as a 401(k) retirement plan, and implement an employee health plan comparable to the industry standard. Establishment of such plans and their implementation will be at the discretion of the Board of Directors; any such bonus plan will be based on annual objective, goal-based criteria developed by the Board of Directors for eligible participants and will be exercisable only at prices greater than or equal to the market value of the underlying shares on the date of their grant.

                                   Litigation

     There has never been any material civil, administrative or criminal proceedings concluded, pending or on appeal against Mr. Brad L. Curtsinger, Mr. Adams or us.

      Securities Ownership of Certain Owners and the Principal Shareholder


     The following table summarizes certain information with respect to the beneficial ownership of company shares, immediately prior to and after this offering. The following table sets forth information as of March 31, 2003 regarding the ownership of common stock by each shareholder known to be the owner of more than 10% of the outstanding shares, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned.


                                                                                           After the Offering
                                 Prior to Extended Offering (1)    Minimum(1)            Maximum Achieved(2)
----------------------------------------------------------------------------------------------------------------
Name of Beneficial Owner:              Number          %        Number          %         Number         %
----------------------------------------------------------------------------------------------------------------
Brad L. Curtsinger (3)               1,850,000     63.68%     1,850,000     61.56%     1,850,000     48.68%
----------------------------------------------------------------------------------------------------------------

All Directors, Officers and 10%
Shareholders as a Group              1,850,000     63.68%     1,850,000     61.56%     1,850,000     48.68%
----------------------------------------------------------------------------------------------------------------

All Beneficial Owners as a Group     2,905,000     100.0%     3,005,000     100.0%     3,800,000     100.0%
----------------------------------------------------------------------------------------------------------------

(1) Reflects total outstanding shares of 2,905,000 as of March 31, 2003 and reflects issuance and sale of 105,000 shares during the initial offering period (the "minimum" offering).
(2) Assumes issuance and sale of 895,000 of our shares during this offering period (the "maximum" offering) in addition to the 2,905,000 shares outstanding as of March 31, 2003, an aggregate 3,800,000 shares.
(3)  Our sole executive and director.


                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

Plan of Operations


     Since its inception, we have conducted minimal business operations except for organizational and capital raising activities. For the year-ended and quarter ended September 30, 2002 and December 31, 2002, we had revenue of $36,700 and $32,800, respectively. This revenue was fee income from short-term loans. We propose to engage principally in the business of automobile lease financing which, as of April 10, 2003 had included one car loan to an individual but we have made four loans to corporations at market rates. These loans were originated by us to arms-length third-parties that were introduced to management through people that management has known.


     Mr. Charles Adams, our consultant, agreed to develop our automobile lease financing/funding business for the following, among other, reasons: (i) because of his belief that a public company could exploit its talents, services and business reputation to commercial advantage and (ii) to observe directly whether the perceived advantages of a public company, including, among others, greater ease in raising capital, liquidity of securities holdings and availability of current public information, would translate into greater profitability for a public, as compared to a locally-owned lease finance/funding company.

     If we are unable to generate sufficient revenue from operations to implement its expansion plans, management intends to explore all available alternatives for debt and/or equity financing, including but not limited to private and public securities offerings. Depending upon the amount of revenue, if any, generated by us and the additional money to be raised in this extended primary offering, management anticipates that it will be able to satisfy its cash requirements for the next approximately nine (9) to eighteen (18) months without raising funds via debt and/or equity financing or from third party funding sources.

     Mr. Adams, at least initially, will be solely responsible for developing our automobile lease finance/funding business. However, at such time, if ever, as sufficient operating capital becomes available, management expects to employ additional staffing and marketing personnel. In addition, we expect to continuously engage in market research in order to monitor new market trends, seasonality factors and other critical information deemed relevant to our business.

     In addition, at least initially, we intend to operate out of the home of Mr. Curtsinger. Thus, it is not anticipated that we will lease or purchase office space or computer equipment in the foreseeable future. We may in the future establish our own facilities and/or acquire computer equipment if the necessary capital becomes available; however, our financial condition does not permit management to consider the acquisition of office space or equipment at this time.

Financial Condition, Capital Resources and Liquidity For the Fiscal Years ending September 30, 2002 and September 30, 2001


     At September 30, 2002 and September 30, 2001, we had assets totaling $144,038 and $7,070 respectively, and liabilities of $13,219 and $6,500 respectively. Our total assets are primarily attributable to a loan to a third party. Our total liabilities are attributable primarily to accrued legal expenses, organization expenses and professional fees. Since our inception, we have received 105,000 in cash contributed as consideration for the issuance of shares of Common Stock. Our working capital is presently minimal and there can be no assurance that our financial condition will improve. We are expected to continue to have minimal working capital or a working capital deficit as a result of current liabilities. Even though management believes, without assurance, that it will obtain sufficient capital with which to implement its business plan on a limited scale, we are not expected to continue in operation without an infusion of capital. In order to obtain additional equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest of its revenues, if any. Services contributed by management have been de minimus, or negligible to date. This is also true of any expenses incurred by the Company but paid by management, for example our "office" is located in our president's residence. At such time as any such services or expenses incurred exceed a negligible amount we intend to record such expenses in our statement of operations with a corresponding credit to additions paid in capital as a contribution.


     We have no potential capital resources from any outside sources at the current time. In its initial phase, we will operate out of the facility provided by Mr. Curtsinger. Mr. Adams will begin by finding clients for us and instructing Mr. Curtsinger in the operation of an automobile lease financing/funding business. To attract clients, Mr. Adams and Mr. Curtsinger will visit potential clients in order to determine their lease financing needs. We will place advertising in local area newspapers in Palm Beach County to directly solicit prospective sub-prime and/or credit impaired auto buyers. In the event we require additional capital during this phase, Mr. Curtsinger has committed to fund the operation until such time as additional capital is available. We believe that it will require six (6) to nine (9) months in order to determine the market demand potential.

     Our ability to continue as a going concern is dependent upon its ability to obtain clients who will utilize our automobile lease financing/funding programs and whether we can attract an adequate number of direct clients who will qualify for a lease financing program. We believe that in order to be able to expand its initial operations, it must rent offices in Palm Beach County, hire clerical staff and acquire through purchase or lease computer and office equipment to maintain accurate financial accounting and client data. We believe that there is adequate and affordable renal space available in Palm Beach County and sufficiently trained personnel to provide such clerical services at affordable rates. Further, we believe that the type of equipment necessary for the operation is readily accessible at competitive rates.

     To implement such plan, we have initiated a Form SB-1 public offering pursuant to Rule 415 under the Securities Act of 1933. We intend to continue a self-underwritten sale of shares at an offering price of $1.00 for a maximum sale of an additional 895,000 shares, at an aggregate offering price of $895,000. We are making the offering on a self-underwritten basis through our only principal, Brad L. Curtsinger, without the use of securities brokers. We receive all proceeds from the sale of shares.

Net Operating Losses

     We have net operating loss carry-forwards of $6,500 expiring at September 30, 2018, $4,400 expiring at September 30, 2019, $6,000 expiring at September 30, 2020 and $5,700 expiring at September 30, 2001. We have deferred tax assets as of September 30, 2002 of $0 and, as of September 30, 2001 $3,400, resulting from the loss carry-forwards, for which it has established a 100% valuation allowance. Our current operations began to produce earnings for the fiscal year end September 30, 2002, and we expect to utilize 100% of the existing tax asset for this year's tax results.


Financial Condition, Capital Resources and Liquidity For the Quarters ending December 31, 2002 and December 31, 2001

     At December 31, 2002 and December 31, 2001, we had assets totaling $385,941 and $7,206 respectively, and liabilities of $167,360 and $10,600 respectively. Our total assets are primarily attributable to cash. Our total liabilities are attributable to a loan from a third party. Since our inception, we have received 105,000 in cash contributed as consideration for the issuance of shares of Common Stock. Our working capital is presently minimal and there can be no assurance that our financial condition will improve. We are expected to continue to have minimal working capital or a working capital deficit as a result of current liabilities. Even though management believes, without assurance, that it will obtain sufficient capital with which to implement its business plan on a limited scale, we are not expected to continue in operation without an infusion of capital. In order to obtain additional equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest of its revenues, if any. Services contributed by management have been de minimus, or negligible to date. This is also true of any expenses incurred by the Company but paid by management, for example our "office" is located in our president's residence. At such time as any such services or expenses incurred exceed a negligible amount we intend to record such expenses in our statement of operations with a corresponding credit to additions paid in capital as a contribution.

     We have no potential capital resources from any outside sources at the current time. In its initial phase, we will operate out of the facility provided by Mr. Curtsinger. Mr. Adams will begin by finding clients for us and instructing Mr. Curtsinger in the operation of an automobile lease financing/funding business. To attract clients, Mr. Adams and Mr. Curtsinger will visit potential clients in order to determine their lease financing needs. We will place advertising in local area newspapers in Palm Beach County to directly solicit prospective sub-prime and/or credit impaired auto buyers. In the event we require additional capital during this phase, Mr. Curtsinger has committed to fund the operation until such time as additional capital is available. We believe that it will require six (6) to nine (9) months in order to determine the market demand potential.

     Our ability to continue as a going concern is dependent upon its ability to obtain clients who will utilize our automobile lease financing/funding programs and whether we can attract an adequate number of direct clients who will qualify for a lease financing program. We believe that in order to be able to expand its initial operations, it must rent offices in Palm Beach County, hire clerical staff and acquire through purchase or lease computer and office equipment to maintain accurate financial accounting and client data. We believe that there is adequate and affordable renal space available in Palm Beach County and sufficiently trained personnel to provide such clerical services at affordable rates. Further, we believe that the type of equipment necessary for the operation is readily accessible at competitive rates.

     To implement such plan, we have initiated a Form SB-1 public offering pursuant to Rule 415 under the Securities Act of 1933. We intend to continue a self-underwritten sale of shares at an offering price of $1.00 for a maximum sale of an additional 895,000 shares, at an aggregate offering price of $895,000. We are making the offering on a self-underwritten basis through our only principal, Brad L. Curtsinger, without the use of securities brokers. We receive all proceeds from the sale of shares.

Net Operating Losses

     Our current operations began to produce earnings for the fiscal year end September 30, 2002, and the first quarter ended December 31, 2002, and we expect to utilize 100% of the existing tax asset for fiscal 2002's tax results.

Year 2000 Compliance

     We did not experience a negative impact to our technology infrastructure as a result of the Year 2000. We do not anticipate that it will experience any material disruption in its operations as a result of the Year 2000 changeover in the future.

Forward-Looking Statements


     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. While such statutory provisions do not specifically apply to initial public offerings such as ours, statements - - other than statements of historical facts, included or incorporated by reference in this prospectus which address activities, events or developments which we expect or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of our business and operations, and other such matters - - are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results or developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, general economic market and business condition s; the business opportunities (or lack thereof) that may be presented to and pursued by us; changes in laws or regulation; and other factors, most of which are beyond our control. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequence to or effects on us or its business or operations. We assume no obligation to update any such forward-looking statements.


Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In accordance with SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No.1 33," we delayed the implementation of SFAS No. 133, as amended by SFAS 138. The standard is effective January 1, 2001 and management does not expect the adoption of the standard to have any impact on the financial position or results of our operations.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" summarizing the SEC's views in applying generally accepted accounting principles to various revenue recognition issues. Management believes that its revenue recognition practices are in conformity with SAB No. 101.

     In April 2000, the FASB issued FASB Interpretation No. 44 ("FIN No. 44"), "Accounting for Certain Transactions Involving Stock Compensation: An Interpretation of APB No. 25." We have adopted the provisions of FIN No. 44, and such adoption did not impact our results of operations.

     In September 2000, the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Asset and Extinguishment of Liabilities", a replacement of SFAS No. 125. The standard is effective in 2001 and management does not expect the standard to have any effect on our financial position or results of operations.

     In July 2001, the FASB issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." These standards are effective in 2001 and management does not expect the standards to have any effect on our financial position or results of operations.

     In July 2001, the SEC issued SAB 102 "Selected Loan Loss Allowance Methodology and Documentation Issues." We do not expect this SAB to have any effect on our financial position or results of operations.

     In August 2001, the FAXB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." Management does not expect this standard to have any effect on our financial position or results of operations.

     In October 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment of Disposal of Long-Lived Assets." Management does not expect this standard to have any effect on our financial position or results of operations.

     In April 2002, the FASB SFAS 145 "Recission of SFAS's 4, 44 and 64, Amendment of SFAS 13 and Technical Corrections." Management does not expect this standard to have any effect on our financial position or results of operations.

     In June 2002, the FASB issued SFAS 146 "Accounting for Costs Associated with Exit or Disposal Activities." Management does not expect this standard to have any effect on our financial position or results or operations.

     In October 2002, the FASB issued SFAS 147 "Acquisition of Certain Financial Institutions." Management does not expect this standard to have any effect on our financial position or results of operations.

                        Absence of Current Public Market

     There is no current public trading market for the shares. We intend to take needed action to qualify the shares for quotation on the NASDAQ Bulletin upon conclusion of this primary offering. There is no assurance that we can satisfy the current pertinent listing standards or, if successful in getting listed, avoid later de-listing.

                              Description of Stock

     We are authorized to issue 50,000,000 shares of common stock, $0.0001 par value. The issued and outstanding shares of common stock being registered are validly issued, fully paid and non-assessable. The holders of outstanding shares are entitled to receive dividends out of the assets legally available whenever and in whatever amounts the Board of Directors may determine.

     All shares have equal voting rights of one vote per share. Shareholders may vote in all matters to be voted upon by the shareholders. A majority vote is required on all corporate action. Cumulative voting in the election of directors is not allowed, which means that the holders of more than 50% of the outstanding shares can elect all the directors as they choose to do so and, in such an event, the holders of the remaining shares will not be able to elect any directors. The shares have no preemptive, subscription, conversion or redemption rights and can only be issued as fully-paid and non-assessable shares.

Preferred Stock

     We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value. Currently, we have no issued and outstanding preferred shares and none are contemplated.

Transfer Agent

         Interwest Transfer Co., Inc.
         1981 E. Murray Holiday Road --Suite 100
         Salt Lake City, Utah 84117


Certain Provision of Florida Law

     Section 607.0902 of the Florida Business Corporation Act prohibits voting by shareholders in a publicly-held Florida corporation who acquired their shares in a "control share acquisition" unless the acquisition of incorporation or bylaws specifically state that this section does not apply. A control share acquisition is an acquisition of shares that immediately entitles the shareholder to vote in the election of directors within each of the following ranges of voting power:

1.   one-fifth or more, but less than one-third of such voting power;
2.   one-third or more, but less than a majority of such voting power; or
3.   more than a majority of such voting power.

     Our Amended Articles of Incorporation specify that Section 607.0902 does not apply to control-share acquisitions of shares we offer.

     Shareholders are entitled to one vote per share on all matters to be voted upon by shareholders. Once payment- in-full is made for the shares, this right is non-assessable. In the event we go out of business, the shareholders are entitled to share in all remaining assets after liabilities are paid. There are no redemption or "sinking fund" provisions or preemptive rights with respect to the shares. Shareholders have no right to require us to redeem or purchase shares.

                             Subscription Procedure

     In order to purchase shares in this best efforts, continuous offering commencing on the date of this prospectus:

1. An investor must complete and sign copy of the attached Subscription Agreement (Appendix II).

2.   Checks  (which  should be at least $500) should be made payable as follows:
     Innovative Financial Resources, Inc.

3. The check and the subscription agreement should be mailed or delivered as follows:

               Innovative Financial Resources, Inc.
               Attn: Brad L. Curtsinger
               101 S. 5th Street - Suite 2400
               Louisville, Kentucky 40202

     You must indicate in the subscription agreement your classification of net worth as defined in "Prospectus Summary." In addition, you must indicate that you have received this prospectus and that you are a citizen or permanent resident of the United States.


                              ERISA Considerations

     Those who consider purchasing shares on behalf of qualified plans are urged to consult with tax and ERISA counsel to determine that such a purchase will not result in a violation of prohibited transaction under ERISA, the Internal Revenue Code or other applicable law. We will rely on the determination made by such experts, although no shares will be sold to any plans if we believe that the sale will result in a prohibited transaction under ERISA or the Code.

                                  Legal Matters

     The validity of Shares being offered by this prospectus will be passed upon for us by Carl N. Duncan, Esq., Bethesda, Maryland.

                                     Experts

     The  financial   statements   included  in  this   prospectus  and  in  the
registration statement have been audited by Durland & Company, CPAs, P.A., independent certified public accountants.

                              Available Information

     We have filed a Registration Statement on Form SB-1 with the Securities and Exchange Commission with respect to the securities offered in this prospectus. This prospectus does not contain all of the information in the registration statement, certain portions have been omitted pursuant to the rules and regulations of the SEC. You may inspect and copy the registration statement at the public reference facilities of the SEC as well as at the SEC's regional offices:


 Main Office:              Regional Offices:
 450 Fifth Street, N.W.,   233 Broadway                500 West Madison -- Suite 1400
 Washington, D.C.  20549   New York, New York  10011   Chicago, Illinois  60601
 ------------------------- --------------------------- ------------------------------

     Copies of the registration statement can be obtained from the Public Reference Section of the SEC's main office. Statements made, in this prospectus concerning the contents of any documents referred to herein are not necessarily complete and in each instance, are qualified in all respects by reference to the copy of the entire document filed as an exhibit to the registration statement.


     For further information about us and the shares of common stock we are offering, you may inspect a copy of our registration statement and the associated filing documents at the public reference facilities of the SEC. The registration statement and related materials have also been filed electronically with the SEC. Accordingly, these materials can be accessed through the SEC's web site that contains reports, proxy and information statements and other information regarding registrants (http// www.sec.gov).

                          INDEX TO FINANCIAL STATEMENTS


Independent Auditors' Report.................................................I-2

Balance Sheets...............................................................I-3

Statements of Operations.....................................................I-4

Statements of Stockholders' Equity...........................................I-5

Statements of Cash Flows.....................................................I-6

Notes to Financial Statements................................................I-7

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Innovative Financial Resources, Inc.
(f/k/a SD Products Corporation)
Louisville, Kentucky

We have audited the accompanying balance sheet of Innovative financial Resources, Inc., (f/k/a SD Products Corporation), a development stage enterprise, as of September 30, 2002 and the related statements of operations, stockholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express n opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In out opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Financial Resources, Inc., (f/k/a SD Products Corporation), as of September 30, 2002 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States.



                                                /s/Durland & Company, CPAs, P.A.
                                                   Durland & Company, CPAs, P.A.

Palm Beach, Florida
December 19, 2002

                      Innovative Financial Resources, Inc.
                                 Balance Sheets



                                                                            December 31,           September 30,
                                                                                2002                    2002
                                                                        ---------------------  ----------------------
                                                                             (unaudited)
                        ASSETS
CURRENT ASSETS
   Cash                                                                 $             325,941  $               36,480
   Loans and accrued interest receivable - third party                                      0                 100,000
   Loan and accrued interest receivable - related party                                     0                   7,558
                                                                        ---------------------  ----------------------

     Total current assets                                                             325,941                 144,038
                                                                        ---------------------  ----------------------

Total Assets                                                            $             325,941  $              144,038
                                                                        =====================  ======================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                     $                   0  $                1,100
   Accrued expenses - related party                                                         0                   7,000
   Accrued income tax payable                                                           5,550                       0
   Short-term loan and accrued interest                                               167,360                   5,119
                                                                        ---------------------  ----------------------

     Total current liabilities                                                        172,910                  13,219
                                                                        ---------------------  ----------------------

Total Liabilities                                                                     172,910                  13,219
                                                                        ---------------------  ----------------------

STOCKHOLDERS' EQUITY
   Preferred stock, $0.0001 par value, authorized 10,000,000 shares:
      none issued                                                                           0                       0
   Common stock, $0.0001 par value, authorized 50,000,000 shares:
      2,905,000 issued and outstanding                                                    291                     291
   Additional paid-in capital                                                         127,920                 127,920
   Retained earnings (deficit)                                                         24,820                   2,608
                                                                        ---------------------  ----------------------

     Total Stockholders' Equity                                                       153,031                 130,819
                                                                        ---------------------  ----------------------

Total Liabilities and Stockholders' Equity                              $             325,941  $              144,038
                                                                        =====================  ======================








     The accompanying notes are an integral part of the financial statements

                      Innovative Financial Resources, Inc.
                            Statements of Operations



                                                              Three Months Ended                 Years Ended
                                                                 December 31,                    September 30,
                                                    ----------------------------------- ------------------------------------
                                                          2002              2001              2002               2001
                                                    ----------------- ----------------- ----------------- ------------------
                                                       (unaudited)       (unaudited)
Revenues                                            $          32,772 $               0 $          36,718 $                0
                                                    ----------------- ----------------- ----------------- ------------------

Expenses
  General and administrative expenses                               0                 0               791                284
  Professional fees                                             5,010             4,100            11,100              6,000
                                                    ----------------- ----------------- ----------------- ------------------

         Total expenses                                         5,010             4,100            11,891              6,284
                                                    ----------------- ----------------- ----------------- ------------------

Income (loss) from operations                                  27,762            (4,100)           24,827             (6,284)
                                                    ----------------- ----------------- ----------------- ------------------

Other income (expense)
   Interest income                                                  0               136               540                543
   Interest expense                                                 0                 0              (119)                 0
                                                    ----------------- ----------------- ----------------- ------------------

          Total other income (expense)                              0               136               421                543
                                                    ----------------- ----------------- ----------------- ------------------

Net income (loss) before income tax                            27,762            (3,964)           25,248             (5,741)
   Income tax expense                                          (5,550)                0                 0                  0
                                                    ----------------- ----------------- ----------------- ------------------

Net income (loss)                                   $          22,212 $          (3,964)$          25,248 $           (5,741)
                                                    ================= ================= ================= ==================
Net income (loss) per weighted average share, basic $           (0.01)$           (0.01)$           (0.01)$            (0.01)
                                                    ================= ================= ================= ==================
Weighted average number of shares                           2,905,000         2,800,000         2,823,589          2,800,000
                                                    ================= ================= ================= ==================








     The accompanying notes are an integral part of the financial statements

                      Innovative Financial Resources, Inc.
                       Statements of Stockholders' Equity




                                                                             Additional   Retained          Total
                                           Number of    Preferred   Common    Paid-in     Earnings      Stockholders'
                                             Shares       Stock     Stock     Capital     (Deficit)         Equity
                                          ------------ ---------- --------- ----------- -------------- ---------------

BEGINNING BALANCE, September 30, 2000        2,800,000 $        0 $     280 $    22,931 $      (16,899)$         6,312

Net loss                                             0          0         0           0         (5,741)         (5,741)
                                          ------------ ---------- --------- ----------- -------------- ---------------

BALANCE, September 30, 2001                  2,800,000          0       280      22,931        (22,640)            571

Shares issued for cash                         105,000          0        11     104,989              0         105,000
Net income                                           0          0         0           0         25,248          25,248
                                          ------------ ---------- --------- ----------- -------------- ---------------

BALANCE, September 30, 2002                  2,905,000          0       291     127,920          2,608         130,819

Net income                                           0          0         0           0         22,212          22,212
                                          ------------ ---------- --------- ----------- -------------- ---------------

ENDING BALANCE, December 31, 2002
(unaudited)                                  2,905,000 $        0 $     291 $   127,920 $       24,820 $       153,031
                                          ============ ========== ========= =========== ============== ===============









     The accompanying notes are an integral part of the financial statements

                      Innovative Financial Resources, Inc.
                            Statements of Cash Flows



                                                                   Three Months Ended                Years Ended
                                                                      December 31,                  September 30,
                                                             ------------------------------- -------------------------------

                                                                2002              2001            2002           2001
                                                            --------------- ---------------- --------------- ---------------
                                                             (unaudited)      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                           $        22,212 $         (3,964)$        25,248 $        (5,741)
Adjustments to reconcile net loss to net cash used for
operating activities:
   None
Changes in operating assets and liabilities:
   (Increase) decrease accrued interest receivable -
related                                                                   0             (136)           (540)           (543)
      party
   Increase (decrease) accounts payable                              (1,100)               0           1,100               0
   Increase (decrease) in accrued interest payable                        0                0             119               0
   Increase (decrease) accrued expenses - related party              (7,000)           4,100             500           6,000
   Increase (decrease) accrued tax payable                            5,550                0               0               0
                                                            --------------- ---------------- --------------- ---------------

Net cash used by operating activities                                19,662                0          26,427            (284)
                                                            --------------- ---------------- --------------- ---------------

CASH FLOW FROM INVESTING ACTIVITIES:
   Loans to third parties                                            (7,187)               0        (206,162)              0
   Loan repayments by third parties                                 107,187                0         106,162               0
   (Advance to) repayment from related party                          7,558                0               0               0
                                                            --------------- ---------------- --------------- ---------------

Net cash (used) provided by investing activities                    107,558                0        (100,000)              0
                                                            --------------- ---------------- --------------- ---------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Proceeds from short-term note                                    167,360                0           5,000               0
   Payments on short-term note - related party                       (5,119)               0               0               0
   Proceeds from issuance of common stock                                 0                0         105,000               0
                                                            --------------- ---------------- --------------- ---------------

Net cash provided by financing activities                           162,241                0         110,000               0
                                                            --------------- ---------------- --------------- ---------------

Net increase (decrease) in cash                                     289,461                0          36,427            (284)

CASH, beginning of period                                            36,480               52              53             336
                                                            --------------- ---------------- --------------- ---------------

CASH, end of period                                         $       325,941 $             52 $        36,480 $            52
                                                            =============== ================ =============== ===============

Supplemental Disclosure of Cash Flow Information:
Interest paid in cash                                       $             0 $              0 $             0 $             0
                                                            =============== ================ =============== ===============



     The accompanying notes are an integral part of the financial statements

                      Innovative Financial Resources, Inc.
                          Notes to Financial Statements
               (Information with respect to the three months ended
                    December 31, 2002 and 2001 is unaudited)


(1)  Summary of Significant Accounting Principles
     The Company SD Products Corporation is a Florida chartered corporation which conducts business from its headquarters in Louisville, Kentucky. The Company was incorporated on October 20, 1997 and changed its name to Innovative Financial Resources, Inc. on July 29, 2002.

     The Company's operations are to provide automobile leasing for various consumer groups and to make short- term loans to companies and individuals. Current activities include raising additional equity and negotiating with potential key personnel and facilities.

     The following summarize the more significant accounting and reporting policies and practices of the Company:

     a) Development stage enterprise Until September 30, 2002, the Company was considered a development stage enterprise.

     b) Net income (loss) per share Basic is computed by dividing the net income
     (loss) by the weighted average number of common shares outstanding during the period.

     c) Use of estimates The financial statements have been prepared in conformity with accounting principles generally accepted in the United States. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates.

     d) Revenue recognition The Company expects to enter the automobile financing industry. At such time as it does, revenues are expected to be two types: interest and fees. Interest will be recorded and recognized in the period in which earned. Fees are expected to be recorded as deferred revenue and amortized into revenue over the life of the financing. The initial fee income the Company earned on the short-term loans it made to corporations over the last two quarters was not recognized until received due to the high-risk nature of these loans. However, these loans were very short-term in nature, lasting from two weeks to at most two months.

     e) Interim financial statements The financial statements for the three months ended December 31, 2002 and 2001 include all adjustments which in the opinion of management are necessary for fair presentation, and such adjustments are of a normal and recurring nature.

(2) Loans Receivable The Company authorized a loan in the amount of $7,186 to a third party, payable on demand, and was repaid in December 2002. The loan that was outstanding at September 30, 2002, was also repaid in December 2002.

(3) Stockholders' Equity The Company has authorized 50,000,000 shares of $0.0001 par value common stock and 10,000,000 shares of $0.0001 par value preferred stock. Rights and privileges of the preferred stock are to be determined by the Board of Directors prior to issuance. At December 31, 2002, the Company had 2,905,000 shares of common stock issued and outstanding.

     On July 29, 2002, the Company sold 105,000 shares under its SB-1 offering and subsequently closed the offering. At that time, the sole officer and director sold 1,750,000 of his shares in a private transaction to the purchaser of the SB-1 shares and resigned, after appointing the purchaser as the sole replacement director and officer of the Company. The Company also changed its name at the same time.

(4) Income Taxes Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company has net operating income, which

                      Innovative Financial Resources, Inc.
                          Notes to Financial Statements


(4) Income Taxes, continued eliminated all net operating loss carry-forwards at September 30, 2002. The Company has accrued an income tax liability of $5,550, composed of $4,165 Federal and $1,385 state.

(5) Related parties All related party loans and accrued expenses were paid off in the first quarter of fiscal 2003.

     Related party balances and amounts for the periods are as follows:

                                                             December 31,
                                                                2002          September 30,
                                                              (unaudited)         2002
                                                          ----------------   ----------------
Loan and accrued interest receivable - related party      $              0   $          7,558
                                                          ================   ================
Accrued expenses and accounts payable - related party     $              0   $          7,000
                                                          ================   ================
Interest earned - related party                           $              0   $          1,558
                                                          ================   ================

(6) Short-Term Loan Payable In December 2002, the Company borrowed $167,400 from a third party. This demand loan carries an interest rate of 8% and is convertible into common stock of the Company at the option of the lender at a conversion rate to be determined, if and when the conversion option is exercised.

(7)  Subsequent Events

     a) Loans receivable In January 2003, the Company originated two short-term demand loans of $100,000 each to independent arms-length third-party corporations that had been introduced to management by persons known to management. These loans have a 90-day term, extendable for an additional 90-day term upon payment of a $5,000 extension fee. The loans carry an 8% rate of interest and call for payment of a $10,000 fee at maturity for document preparation, due diligence and other costs and expenses.

APPENDIX II

                             SUBSCRIPTION AGREEMENT

Innovative Financial Resources, Inc.
Attn: Brad L. Curtsinger, President
101 S. 5th Street - Suite 2400
Louisville, Kentucky 40202

     By executing this Subscription Agreement (the "Subscription Agreement") of Innovative Financial Resources, Inc. (hereafter, the "Company"), the undersigned purchaser (hereafter, the "Purchaser") hereby irrevocably subscribes for shares of common stock ("Shares") in the Company. Purchaser herewith encloses the sum of $___________ ($500 minimum and $500 increments,) representing the purchase of _____ Shares at $1.00 per Share during this extended primary offering period. Subscriptions, whether checks or wire transfers, should be made payable to Innovative Financial Resources, Inc. If this Subscription Agreement is accepted, the Purchaser agrees to contribute the amount enclosed to the Company.

     Purchaser represents that he, she or it has (i) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth (similarly calculated) of at least $50,000 and an annual adjusted gross income of at least $25,000. Purchaser represents that he meets these financial requirements and that he is of legal age. Purchaser is urged to review carefully the responses, representations and warranties he is making herein. Purchaser agrees that this subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

READ THIS PROSPECTUS CAREFULLY BEFORE YOU SUBSCRIBE. CONTAINED HEREIN ARE DISCLOSURES CONCERNING VARIOUS RISKS, CONFLICTS, FEES AND EXPENSES RELATING TO OR TO BE PAID BY THE COMPANY.

The undersigned is reminded that:

(1) The Shares are speculative investments, the purchase of which involves a high degree of risk of loss of the entire investment of the undersigned in the Company.

(2) S/he is encouraged to discuss the proposed purchase with her/his attorney, accountant or a Purchaser Representative (as defined under the Securities Act of 1933, as amended) or take the opportunity to do so, and is satisfied that s/he has had an adequate opportunity to ask questions concerning the Company, the Shares and the Offering described in the Prospectus.

(3) No federal or state agency has passed upon the adequacy or accuracy of the information set forth in the Prospectus or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares as an investment.

(4) S/he must not be dependent upon a current cash return with respect to her/his investment in the Shares. S/he understands that distributions are not required (and are not expected) to be made.

(5) The Company is not a "tax shelter" and the specific tax consequences to her/him relative to as an investment in the Company will depend on her/his individual circumstances.

 Representations

     Purchaser makes the following representations in order to permit the Company to determine his suitability as a purchaser of Shares:

(1) The undersigned has received the Company's Prospectus and the exhibits thereto.

(2) The undersigned understands that the Company has made all documents pertaining to the transactions described in the Company's Prospectus available to the undersigned in making the decision to purchase the Shares subscribed for herein.

(3) If the Shares are being subscribed for by a pension or profit-sharing plan, the undersigned independent trustee represents that s/he has reviewed the plan's portfolio and finds (considering such factors as diversification, liquidity and current return and projected return of the portfolio) this purchase to be a prudent investment under applicable rules and regulations, and acknowledges that no representation is made on behalf of the Company that an investment in the Company by such plan is suitable for any particular plan or constitutes a prudent investment thereby. Moreover, the undersigned independent trustee represents that s/he understands that income generated by the Company may be subject to tax, that s/he is authorized to execute such subscription on behalf of the plan or trust and that such investment is not prohibited by law or the plan's or trust's governing documents.

     The  undersigned  understands  and  agrees  that this  subscription  may be accepted or rejected by the Company in whole or in part, in its sole and absolute discretion. The undersigned hereby acknowledges and agrees that this Subscription Agreement shall survive (i) non-material changes in the transactions, documents and instruments described in the Prospectus, (ii) death or disability of the undersigned and (iii) the acceptance of this subscription by the Company. By executing this Subscription Agreement below, the undersigned
(i) acknowledge the accuracy of all statements and (ii) appoints the management of the Company to act as his true and lawful attorney to file any documents or take any action required by the Company to carry out its business activities.

     The foregoing information which the undersigned has provided to the Company is true and accurate as of the date hereof and shall be true and accurate as of the date of the undersigned's admission as a Shareholder. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the undersigned's admission as a Shareholder, s/he will give written notice of such fact to the Company, specifying which representation, warranty or information is not true and accurate and the reason therefor.

     By executing this Subscription Agreement, the undersigned certifies, under penalty of perjury:

(1) That the Social Security Number or Taxpayer Identification Number provided below is correct; and

(2) That the IRS has never notified him that s/he is subject to 20% backup withholding, or has notified her/him that s/he is no longer subject to such backup withholding. (Note: If this part (2) is not true in your case, please strike out this part before signing.)

(3) The undersigned is a U.S. citizen or resident, or is a domestic corporation, partnership or trust, as defined in the Internal Revenue Code of 1986, as amended. (Note: If this part (3) is not true in your case, please strike out this part before signing.)

(4) That the undersigned acknowledges and agrees that this information may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein is punishable by fine, imprisonment or both. The undersigned will notify the Company within sixty (60) days of the date upon which any of the information contained herein becomes false or otherwise changes in a material manner, or the undersigned becomes a foreign person. The undersigned agrees to update this information whenever requested by the Company. Under penalties of perjury, the undersigned declares that the undersigned has examined the information contained herein and to the best of the undersigned's knowledge and belief, it is true, correct and complete, and that the undersigned has the authority to execute this Subscription Agreement.

     This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally. By executing this agreement, you are not waiving any rights under federal law.


      The undersigned is the following kind of entity (please check):

           |_|  Individual                 |_| IRA
           |_| Joint Account - JTWROS      |_| Pension Plan
           |_| Joint  Account - TENCOM     |_| Trust
           |_| UGMA  (Gift to Minor)       |_|Non-Profit  Organization
           |_| Partnership                 |_| Employee of NASD member firm
           |_| Corporation                 |_| Other (Specify)

                                          Dated this ___ day of ________ of 1999

Mr./Ms._____________________________         _________________________________
       Purchaser's Name                      Social Security or Tax ID#

Mr./Ms._____________________________         _________________________________
       Name of Second Purchaser              Date of Birth of First Purchaser

____________________________________         (______)_________________________
Street Address of First Purchaser            Business Phone (Day)

____________________________________          (______)________________________
City State and Zip Code                      Home Phone

____________________________________
Signature of First Purchaser (Individual,
Custodian or Email address (if applicable)
Officer or Partner of Entity)

____________________________________________
Signature of Second Purchaser (if applicable)

NOTE: If a joint subscription, please indicate whether joint tenants with right of survivorship (JTWROS) or tenants in common (TENCOM). Each joint tenant or tenant in common must sign in the space provided. If purchaser is a trust, partnership, corporation or other business association, the signing trustee, partner or officer represents and warrants that he/she/it has full power and authority to execute this Subscription Agreement on its behalf. If Purchaser is a trust or partnership, please attach a copy of the trust instrument or partnership agreement. If Purchaser is a corporation, please attach certified corporate resolution authorizing signature.


No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this  Prospectus  in connection  with the Offering  covered by
this   Prospectus.   If  given  or  made,  such   information  or
representation  must not be relied upon as having been authorized                  Up to additional 895,000 Shares
by the Company.  This  Prospectus does not constitute as an offer                   - $895,000 - Of Common Stock
to sell, or a  solicitation  of an offer to buy, the common stock        (of the Original 1,000,000 Share Maximum Offering)
in any  jurisdiction  where,  or to any  person  to  whom,  it is                        at $1.00 per Share
unlawful to make such offer or solicitation. Neither the delivery           During This Extended Primary Offering Period
of this Prospectus nor any sale made hereunder  shall,  under any circumstances,  create an implication that there has not been any change  in the  facts  set  forth  in this  Prospectus  or in the affairs of the Company since the date hereof.



                                                                                INNOVATIVE FINANCIAL RESOURCES, INC.

                   TABLE OF CONTENTS

Descriptive Title                               Page

Prospectus Summary                                 6
Summary Financial Data                             9
Risk Factors                                       9
Related Party Transactions                        13                                   PROSPECTUS
Fiduciary Responsibility of
  The Company's Management                        14
Use of Proceeds                                   15
Capitalization                                    16
Dilution                                          17
The Company                                       18
Management' s Discussion and                                                      May ___, 2003
  Analysis of Financial Condition
  and Results of Operations                       28
Absence of Current Public Market
  and Dividend Policy                             34
Description of Capital Stock                      34
Subscription Procedure                            35
ERISA Considerations                              35             Until  May ___,  2003  (25 days  after  the  date  hereof),
Legal Matters                                     35             all dealers  effecting  transactions  in the registered
Experts                                           36             securities, whether  or  not  participating  in  this
Available Information                             36             distribution,  may be required  to  deliver a current
Appendix I (Financial Statements)                I-1             copy of this  Prospectus.  This delivery  requirement is in
Appendix II - Subscription Agreement            II-1             addition  to  the  obligation  of dealers to deliver a
                                                                 Prospectus when acting as underwriters  and with respect
                                                                 to their unsold allotments or subscriptions.

                                                                             -----------------------


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 5.   Index to Exhibits

(a)(1) Financial Statements -- Included in Prospectus:

     Independent Certified Public Accountants' Report.

     Balance Sheet as of September 30, 2002 and 2001.

     Statement of Operations for the Year Ended September 30, 2002 and 2001.

     Statement of Changes in Shareholder's Equity for the Year Ended September 30, 2002 and 2001.

     Notes to Financial Statements.

(a)(2) Included  Separately  from  Prospectus:

     Consent of Independent Public Accountants.

     Schedules are omitted for the reason that all required information is contained in the financial statements included in the Prospectus.

(b)  Exhibits:

* 3.1.1   Certificate of Incorporation of Registrant.

* 3.1.2   Certificate of Amendment to the Certificate of Incorporation.

* 3.2     Bylaws of Registrant

* 3.3     Form of Stock Certificate

  3.4    Subscription Agreement (attached to the Prospectus as Exhibit A).

* 5.1    Opinion of Counsel as to the legality of the Shares.

 24.1    Consent of Counsel (Carl N. Duncan).

 24.2       Consent of Auditors (Durland & Company, CPAs, P.A.).


     *These exhibits were filed in the May 12, 2000 Registration Statement and/or Pre-Effective and Post-Effective Amendments filed subsequently. Since there have been no changes, these exhibits are not filed in this Post-Effective Amendment No. 4.



                                     SB-1-1

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-1 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky on the 24th day of April, 2003.


                           Innovative Financial Resources, Inc.

                           By: /s/ Brad L. Curtsinger
                           -----------------------------------------
                           Brad L. Curtsinger, President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed below by the following person in his respective capacity as officer and/or director of the Registrant on the date indicated.


         Signatures               Title                               Date

 /s/Brad L. Curtsinger
--------------------------    President, CEO                      April 24, 2003
Brad L. Curtsinger            and Director



/s/ Brad L. Curtsinger
---------------------------   Treasurer, Chief Financial Officer  April 24, 2003
Brad L. Curtsinger            and Secretary






                                     SB-1-2